Exhibit 10.3

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To:	Velaris Therapeutics, Inc.

221 Crescent Street, Building 23, Suite 105

Waltham, MA 02453

RE:	Research Letter Agreement

July 17, 2026

Ladies and Gentlemen,

This Research Letter Agreement (this “Agreement”) is entered into and effective as of the date of last signature below (the “Effective Date”), by and between Paragon Laboratories, Inc., a Delaware corporation (“Paragon”), and Velaris Therapeutics, Inc., a Delaware corporation (“Velaris,” and with Paragon, each a “Party” and collectively the “Parties”). This Agreement sets forth the terms and conditions pursuant to which the Parties will collaborate on four (4) research programs (the “Research Programs”) as follows: the first and second Research Programs will be designed to identify, evaluate and develop the applicable fusion proteins described in Exhibit A (the “Research Proteins”), and the third and fourth Research Programs will be designed to identify, evaluate and develop monospecific antibodies directed to the applicable targets described in Exhibit A (and, for clarity, no other targets) (the “Research Antibodies”, and together with the Research Proteins, the “Research Compounds”). In consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1 Research Program. Each Research Program shall commence on the Effective Date and continue until the earliest of: (a) the date that the aggregate Costs (as defined below) paid or owing by Velaris to Paragon under Section 3 meet or exceed the Budget Cap for such Research Program (as defined below), (b) completion of the activities set forth in the Research Plan (as defined below) for such Research Program, and (c) such other date agreed by the Parties in writing (any such period for a Research Program, the “Research Term”). During the Research Term for each Research Program, (i) each Party will use [***] to conduct and complete the research activities assigned to it as set forth in the research plan for such Research Program in accordance with this Agreement (each a “Research Plan”, and collectively, the “Research Plans”), (ii) Paragon will provide Velaris with [***] updates regarding the Research Compounds identified under such Research Plan (the “Deliverables”) to enable Velaris to evaluate the Option (as defined below) for such Research Program, and (iii) Paragon will notify Velaris reasonably in advance of the estimated date when the aggregate Costs for such Research Program paid or owing by Velaris to Paragon under Section 3 will meet or exceed the Budget Cap for such Research Program. Velaris shall have the right to use the Deliverables for each Research Program during the applicable Option Period (as defined in Section 2 below) internally for the sole purpose of determining whether to exercise the Option for such Research Program and for no other purpose. The Research Plans shall be governed by this Agreement, and this Agreement will control over any conflicting term in the Research Plans except to the extent the Research Plans expressly state otherwise. The initial Research Plan for Research Program 1 is attached hereto as Exhibit B, the initial Research Plan for Research Program 2 is attached hereto as Exhibit C, the initial Research Plan for Research Program 3 is attached hereto as Exhibit D and the initial Research Plan for Research Program 4 is attached hereto as Exhibit E. The Parties shall discuss and agree on updated Research Plans for each Research Program within [***] of the Effective Date.

221 Crescent Street

Building 23, STE 105

Waltham, MA 02453

PARAGONLABS.COM

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2 Option. Subject to the terms and conditions of this Agreement, and on a Research Program-by-Research Program basis, Paragon hereby grants to Velaris a nontransferable (except as permitted under Section 12), exclusive option (the “Option”) during the applicable Research Term and, provided that Velaris is not in material breach of this Agreement, for an additional [***] thereafter (collectively, the “Option Period”) to enter into a discovery and option agreement for such Research Program as further described in this Section 2 (the “DOA”). Velaris may exercise each Option by providing written notice to Paragon during the applicable Option Period and, following Paragon’s receipt of such notice, the Parties shall negotiate for a three (3) month period (or such other longer period agreed by the Parties in writing) (the “Negotiation Period”) a DOA [***] and on terms reasonably acceptable to Paragon and Velaris, which terms shall provide for (a) the continuation of the applicable Research Program and (b) an exclusive option for Velaris to enter into a license agreement relating to the applicable Research Compounds. [***]. For clarity, Velaris may exercise the Option only once for each Research Program. The Option for each Research Program shall terminate and be of no force or effect, and Paragon shall be free to license or grant any other rights under the Research Compounds of such Research Program to a third party, upon the earliest of (x) in the event that such Research Program is terminated in accordance with Section 8, the effective date of such termination, (y) in the event that Velaris fails to exercise the Option for such Research Program in accordance with this Section 2 prior to expiration of the applicable Option Period, the expiration of the applicable Option Period, and (z) in the event that Velaris exercises the Option for such Research Program in accordance with this Section 2 during the applicable Option Period but the Parties are unable to finalize and execute the DOA during the applicable Negotiation Period.

3 Costs. On a Research Program-by-Research Program basis, as consideration for Paragon’s performance hereunder of the Research Program and the grant of the Option to Velaris, on a quarter-by-quarter basis during the applicable Research Term, Velaris shall (a) reimburse Paragon for the [***] in the performance of the Research Program [***] (the “Third Party Costs”), and (b) [***] (the “Fees,” and together with the Third Party Costs, the “Costs”); provided, that the maximum aggregate Costs to be paid by Velaris, including the Costs paid for work performed (whether by Paragon personnel or contract research organizations or other third parties) prior to the Effective Date as described below, shall not exceed the amount that the Parties will set forth in the applicable Research Plan within [***] of the Effective Date (as such amount may be increased during the applicable Research Term solely by mutual written agreement of the Parties, the “Budget Cap”) unless otherwise agreed by the Parties in writing. On a [***] basis, Paragon will deliver an invoice to Velaris for the Costs incurred by Paragon in the performance of each Research Program during such [***], and Velaris will pay such Costs within [***] after receipt of such invoice. Paragon shall have the right to adjust the Fees, no more than [***], to account for inflation and other reasonable increases in costs by providing [***] notice thereof to Velaris at least [***] in advance of such increase. Notwithstanding this Section 3 to the contrary, the Parties acknowledge that Paragon has incurred approximately: (i) Three Million Five Hundred Forty-Seven Thousand Two Hundred Eighty-Seven Dollars ($3,547,287.00) in total Costs through June 30, 2026 and certain additional Costs between July 1, 2026 and the Effective Date as a result of work performed by Paragon (itself or through contract research organizations or other third parties) at risk on Research Program 1; (ii) Nine Hundred Twenty-One Thousand Nine Hundred Seventy-Two Dollars ($921,972.00) in total Costs through June 30, 2026 and certain additional Costs between July 1, 2026 and the Effective Date as a result of work performed by Paragon (itself or through contract research organizations or other third parties) at risk on Research Program 2; (iii) Two Million Three Hundred Forty-One Thousand One Hundred Fifty-Five Dollars ($2,341,155.00) in total Costs through June 30, 2026 and certain additional Costs between July 1, 2026 and the Effective Date as a result of work performed by Paragon (itself or through contract research organizations or other

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third parties) at risk on Research Program 3; and (iv) Five Hundred Fifty-Four Thousand Nine Hundred Fourteen Dollars ($554,914.00) in total Costs through June 30, 2026 and certain additional Costs between July 1, 2026 and the Effective Date as a result of work performed by Paragon (itself or through contract research organizations or other third parties) at risk on Research Program 4, and Velaris shall reimburse Paragon for such Costs within [***] after Velaris’ receipt of a written invoice that details such Costs. All payments made by Velaris under this Section 3 shall be non-refundable and non-creditable.

4 Payments. Each cash payment hereunder shall be in U.S. dollars (“Dollars”) (unless otherwise specified) made by electronic funds transfer in immediately available funds to a bank and account designated in writing by Paragon. Late payments shall accrue interest from the date due at a per annum rate equal to [***] above the then-current per annum prime rate reported by the Wall Street Journal (U.S., Western Edition) or, if lower, the maximum annual interest rate permitted by law. Each Party shall be responsible for paying its own respective taxes in connection with this Agreement and will commit [***] to reduce the respective taxes payable by the other Party hereunder.

5 Records. Paragon shall maintain complete and accurate records, books, and accounts of all transactions and activities covered by this Agreement, including of all Third Party Costs and Fees under each Research Program. Upon Velaris’ reasonable request and at [***] expense during the term of this Agreement and for [***] thereafter, Paragon shall provide Velaris access to those records, books, and accounts at the location where they are stored to enable Velaris to verify the Costs payable under this Agreement.

6 IP Rights. As between the Parties, (a) each Party will retain all right, title, and interest in and to all of its background intellectual property, and (b) Paragon shall own all right, title, and interest in and to (i) all Research Compounds (including all constituent parts) and other physical materials and deliverables generated under each Research Program or as a result of work performed prior to the Effective Date on a Research Program, including all intellectual property rights therein, (ii) all inventions and data generated, conceived or reduced to practice by or on behalf of either Party under a Research Program or as a result of work performed prior to the Effective Date on a Research Program, including all intellectual property rights therein, and (iii) all materials, inventions, data and other intellectual property generated, conceived or reduced to practice in connection with Velaris’ use of the Deliverables during the Option Period, including all intellectual property rights therein, in each case of (i) through (iii) (inclusive), irrespective in each case of inventorship ((i), (ii), and (iii) collectively, “Research Program Results”). Velaris agrees to assign and hereby assigns to Paragon all of Velaris’ right, title, and interest in and to the Research Program Results, and shall execute and deliver such additional documents and take any such further actions as may be reasonably required to ensure that all such rights, title, and interests are effectively assigned to and held by Paragon. Velaris shall cause all of its employees, service providers and other representatives who generated, conceived of or created any Research Program Results to assign without additional consideration all ownership rights in such Research Program Results to Paragon. Prior to execution of the DOA for a Research Program, Paragon shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain, and enforce patents covering the Research Program Results for such Research Program at Paragon’s sole cost and expense, and Velaris shall reasonably cooperate and assist Paragon in such preparation, filing, prosecution, maintenance, and enforcement, at Paragon’s request and cost and expense. Except as expressly set forth in this Agreement, no right or license under any intellectual property rights of a Party is granted or shall be granted to the other Party by implication hereunder.

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7 Confidentiality. Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, from the Effective Date until five (5) years following the end of the last to expire Research Term, it shall keep confidential and shall not publish or otherwise disclose to any third party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s representatives who have a need for such information; provided, that the Receiving Party shall advise such representatives of the confidential nature thereof, shall ensure that each such representative is bound in writing by obligations of confidentiality and non-use at least as stringent as those contained in this Agreement, and shall be responsible for the compliance of its representatives with the terms of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.

7.1 Definition. For purposes of this Agreement, “Confidential Information” of a Party shall mean any and all non-public scientific, business, regulatory or technical information that is disclosed or made available by or on behalf of one Party (the “Disclosing Party”) to the other Party (a “Receiving Party”) in connection with this Agreement, whether in writing, orally, visually or otherwise. Notwithstanding any provision of this Agreement to the contrary, the Deliverables and Research Program Results shall be the Confidential Information of Paragon.

7.2 Exceptions. The Receiving Party’s obligations under Section 7 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party.

7.3 Authorized Disclosure. Notwithstanding the provisions of this Section 7, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is:

7.3.1 required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by applicable law, rule, regulation (including securities laws and regulations), government requirement, or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange; provided, that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at the Disclosing Party’s request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information; or

7.3.2 reasonably necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, in each case, in accordance with this Agreement.

7.4 Use of Names. Neither Party shall use the other Party’s name or trademarks in any advertising, sales, or promotional material or in any publication without the prior written consent of such other Party.

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7.5 Confidentiality of this Agreement. This Agreement and its terms are considered Confidential Information of both Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the other Party, except as expressly permitted by Section 7.3 or Section 7.6, and except that any Party may disclose this Agreement and its terms to actual or potential investors, lenders, acquirors, merger partners and other strategic partners in connection with due diligence or similar investigations by such third parties or in confidential financing documents; provided, in each case, that any such third party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Section 7 (provided, that the confidentiality term applicable to such third party may be shorter so long as it is commercially reasonable).

7.6 Publicity. Except to the extent required by applicable law or the rules of any stock exchange or listing agency, neither Party shall issue a press release announcing that they have entered into a discovery partnership, without the other Party’s prior written consent, which shall not be unreasonably withheld.

8 Term. This Agreement shall commence on the Effective Date and, unless terminated earlier, shall continue on a Research Program-by-Research Program basis until the expiration of the Option for each Research Program in accordance with Section 2. This Agreement (and each of the Research Programs) may be terminated by either Party upon thirty (30) days’ prior written notice (or ten (10) days prior written notice in the case of a payment breach) if the other Party commits a material breach of this Agreement and fails to cure such breach within thirty (30) days (or ten (10) days in the case of a payment breach) of such notice.

9 Effects of Termination. Upon expiration of a Research Term, the applicable Research Program shall automatically terminate, and Paragon shall have no further obligations to perform any work under such Research Program, unless the Parties agree in writing to increase the applicable Budget Cap. The expiration or termination of this Agreement for any reason shall not release any Party from any liability or obligation that has already accrued to any other Party. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive in accordance with their respective terms and conditions: Sections 3 and 4 (solely with respect to any payment obligations that accrued prior to such expiration or termination of this Agreement but have not been paid), Section 5, Section 6, Section 7, this Section 9, and Sections 10 to 14.

10 Indemnity. Each Party (the “Indemnifying Party”) agrees to defend, indemnify, and hold harmless the other Party, its Affiliates (as defined below), and its and their respective representatives and subcontractors from and against any and all losses, damages, liabilities, expenses, and costs, including reasonable legal expense and attorneys’ fees, arising out of any claim, demand, action, or other proceeding by any third party to the extent resulting from: (a) the negligence or willful misconduct of any Indemnifying Party in the performance of this Agreement; or (b) the material breach by any Indemnifying Party of this Agreement. For purposes of this Agreement, “Affiliate” shall mean any entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity. Notwithstanding the foregoing, (a) with respect to either Party, Affiliates of such Party do not include [***], (b) [***], and (c) [***].

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11 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES. EXCEPT FOR LIABILITY FOR BREACH OF SECTION 7 OR FOR INDEMNIFICATION CLAIMS UNDER SECTION 10, IN NO EVENT SHALL ANY PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SUCH OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

12 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned, or delayed); provided, however, that any Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent to an Affiliate or to the successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets, or otherwise. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 12 shall be void.

13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.

14 Miscellaneous. Paragon’s relationship with Velaris is that of an independent contractor, and neither Party is an agent of the other Party. This Agreement, together with all Exhibits attached hereto, constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification or amendment of this Agreement or any Exhibit shall be effective unless set forth in a written instrument signed by both Parties. Any notice to be given hereunder must be in writing and delivered either in person, by internationally recognized express courier, or by email to the Party to be notified at the address(es) identified below, or at any address such Party has previously designated by prior written notice to the other. This Agreement may be executed in counterparts (by facsimile or PDF signatures), each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

If to Paragon:	Paragon Laboratories, Inc.
221 Crescent Street Building 23, Suite 105
Waltham, MA 02453
Attn: [***]
Email: [***]

If to Velaris:	Velaris Therapeutics, Inc.
221 Crescent Street, Building 23, Suite 105
Waltham, MA 02453
Attn: [***]
Email: [***]

[Signature Page Follows]

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Please indicate Velaris’ acceptance of and agreement to the terms of this Agreement by returning a signed copy by email to the attention of Paragon Legal at [***].

Sincerely,

PARAGON LABORATORIES, INC.

By:	/s/ Hussam Shaheen
Name:	Hussam Shaheen, Ph.D.
Title:	Chief Scientific Officer

Date:	7/17/2026

ACCEPTED AND AGREED:

VELARIS THERAPEUTICS, INC.

By:	/s/ Keri Lantz
Name:	Keri Lantz
Title:	VP of Finance

Date:	7/17/2026